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                             TUSCANY MINERALS, LTD.

Geoffrey  N.  Goodall                               December  8,  2001
1315  Arborrlynn  Drive                                      Delivered
North  Vancouver,  B.C.  V7J  2V6

Dear  Mr.  Goodall;

     Re:  Tuscany  Minerals,  Ltd.  ("Tuscany")-Option
     Agreement  dated  December  8,  2000  between  Tuscany  and
     Geoffrey  N.  Goodall  ("Goodall")(the  "Option
     Agreement")

This letter confirms that in consideration of the payment of CDN $ 1,000 paid by Tuscany to Goodall, Tuscany and Goodall have agreed to amend the terms of the Option Agreement by deleting section 4(a)(ii) (A) and replacing it with; "(A) $10,000 US on or before June 8, 2002;" Except as amended in this letter agreement, the balance of the terms of the Option Agreement shall remain in full force and effect.

Goodall has represented to Tuscany that he will undertake such activities as may be necessary to file such assessment work to keep all the claims comprising the property covered by the Option Agreement in good standing for a further one year period.

Please  indicate  your  acceptance  by  executing  in  the  space set out below.

Yours  truly,
Tuscany  Minerals,  Ltd.
Per:

/s/  Stephen  Barley,  President
-----------------------------------
Stephen  Barley

The  above  is  agreed  as  of  the  date  first  above  written.

/s/  Geoffrey  N.  Goodall
----------------------------
Geoffrey  N.  Goodall

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